Exhibit 99.3

Exhibit “B”

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made as of the 15th day of October, 2003, among TRANSMERIDIAN EXPLORATION, INC., a Delaware corporation (herein called the “Company”), EURASIA HOLDING AG, an entity organized under the laws of Germany (the “Investor”), and WEYCER, KAPLAN, PULASKI & ZUBER, P.C., a Texas professional corporation (“Escrow Agent”).

Preliminary Statement

The Company is offering shares of the Company’s Common Stock, $.0006 par value (the “Shares”), to the Investor pursuant to that certain Subscription Agreement dated of even date herewith by and between the Company and the Investor (the “Agreement”), pursuant to which such Investor has agreed to purchase the Shares as described in such Agreement.  Pursuant to Section 1.2 of the Agreement, the parties desire that the Investor deposit with the Escrow Agent the amount of 666,667 shares of the Company’s Common Stock (the “Escrow Shares”) to insure the Investor’s performance under the Agreement.  Until such time as is set forth below in accordance with the terms and conditions set forth herein, Escrow Agent is to hold in escrow the Escrow Shares and to distribute such Escrow Shares as set forth herein.  Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.

Agreement

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.             Escrow Agent is hereby appointed as escrow agent and said firm accepts such appointment in accordance with the provisions of this Escrow Agreement.

2.             Escrow Agent shall receive the Escrow Shares from the Company within 15 days of the execution of this Agreement.  Such Escrow Shares shall be held in escrow by Escrow Agent pursuant to the terms of this Escrow Agreement in a secure place in its offices, for the Company and the Investor.

Except as otherwise provided herein, Escrow Agent shall distribute the Escrow Shares only as set forth herein:

(a)           Upon receipt by the Escrow Agent of joint written instructions from Company and Investor, the Escrow Agent shall, within two (2) business days after receipt of such joint instructions, forward the Escrow Shares as directed and in the amount(s) specified in such instructions.

(b)           If Company claims that any of the Escrow Shares are due it under the Agreement (it being understood that the Escrow Agent has no responsibility whatsoever for anything contained in the Agreement), the Company may provide a notice (the “Company Notice”) to the Escrow Agent instructing the Escrow Agent to disburse to the Company that portion of the Escrow Shares set forth in the Company Notice (the “Company Claimed Shares”).  The Company Notice shall certify that the Company Notice is being delivered in accordance with the terms of the Agreement (it being understood that the Escrow Agent has no responsibility whatsoever for anything contained in the Agreement) and shall indicate pursuant to which section of the Agreement it is being delivered.  Company and Escrow Agent shall each deliver a copy of the Company Notice to Investor contemporaneously with its delivery to the Escrow Agent.  The Escrow Agent shall make payment to Company of the Company Claimed Shares on the close of business of the tenth (10th) business day after it receives the Company Notice unless, prior to such time, Escrow Agent receives a written objection notice from Investor (an “Investor Objection”).  If Escrow Agent receives an Investor Objection, then Escrow Agent shall (i) disburse to Company that portion of the Company Claimed Shares as to which Investor did not raise an objection in the Investor Objection, and (ii) retain that portion of the Company Claimed Shares as to which Investor raised an objection in the Investor Objection (the “Investor Disputed Shares”).  The Escrow Agent shall not disburse any of the Investor Disputed Shares until the Escrow Agent shall receive a “Final Determination” (as defined below) with respect to the Investor Disputed Shares.

(c)           If Investor claims that any of the Escrow Shares are due it under the Agreement (it being understood that the Escrow Agent has no responsibility whatsoever for anything contained in the Agreement), Investor may deliver a notice of claim (a “Notice of Claim”) to the Escrow Agent to disburse to Investor that portion of the Escrow Shares set forth in the Notice of Claim (the “Investor Claimed Shares”).  Investor and Escrow Agent shall each deliver a copy of the Notice of Claim to the Company contemporaneously with its delivery to the Escrow Agent.  The Escrow Agent shall make payment to Investor of the Investor Claimed Shares on the close of business of the tenth (10th) business day after it receives the Notice of Claim unless, prior to such time, Escrow Agent receives a written objection notice from the Company (a “Company Objection”).  If Escrow Agent receives a Company Objection, then Escrow Agent shall (i) disburse to Investor that portion of the Investor Claimed Shares as to which the Company did not raise an objection in the Company Objection, and (ii) retain that portion of the Investor Claimed Shares as to which the Company raised an objection in the Company Objection (the “Company Disputed Shares”).  The Escrow Agent shall not disburse any of the Company Disputed Shares until the Escrow Agent shall receive a “Final Determination” (as defined below) with respect to the Company Disputed Shares.

(d)           A “Final Determination” of the respective rights of Company and Investor as to any matter referred to in a Company Notice and/or a Notice of Claim, as the case may be, shall comprise a writing of either of the following:  (i) a written instruction to the Escrow Agent regarding release of such disputed funds signed by the Company and the Investor, or (ii) a certified copy of an order, decree or judgment by a court of competent jurisdiction regarding release of disputed funds hereunder, together with an unqualified opinion of counsel stating that, by lapse of time or otherwise, such order, decree or judgment is not subject to appeal or review.  Within two (2) business days after the receipt of (i) or (ii) above, the Escrow Agent shall distribute the Escrow Shares in accordance with such written instruction or certified copy of any such order, decree or judgment.

(e)           Upon distribution of the Escrow Shares, Escrow Agent shall be released and discharged from its obligations hereunder.

3.             The parties acknowledge that Escrow Agent is serving as escrow holder as an accommodation for the parties.  Escrow Agent shall not be liable for any actions undertaken in good faith or in reliance upon documents which it believes to be genuine.

4.             In the event of any dispute regarding the Escrow Shares, Escrow Agent shall have the right to deposit such Escrow Shares into a court of appropriate jurisdiction, in which event Escrow Agent shall be relieved of all liability under this Escrow Agreement from and after the date Escrow Agent deposits such Escrow Shares with such court.

5.             The Company and the Investor agree to jointly and severally indemnify and hold Escrow Agent harmless against any loss or liability (including reasonable attorneys’ fees and court and litigation costs) incurred by Escrow Agent as a result of any dispute regarding the Escrow Shares, or in any way arising from the performance of its obligations under this Escrow Agreement, except for any loss or liability resulting from Escrow Agent’s gross negligence or willful misconduct.

6.             This Escrow Agreement shall terminate upon the earlier to occur of one of the following events:

a.             distribution of the Escrow Shares to the party or parties entitled thereto pursuant to Paragraph 2 hereof; or

b.             deposit of the Escrow Shares into court pursuant to Paragraph 4 hereof.

7.             Escrow Agent may resign from its obligations hereunder by written notice to the Company, such resignation to become effective upon the appointment of a successor escrow holder and the delivery to such successor escrow holder of the Escrow Shares.  Within ten (10) days following notice of Escrow Agent’s intent to resign, the Company and the Investor shall designate in writing a successor escrow holder.  In the absence of such a designation, Escrow Agent may designate as successor escrow holder any bank or trust company maintaining an office in the United States.  The resigning Escrow Agent shall have no responsibility for the performance or failure of performance of any successor escrow holder hereunder, whether designated by the Company or by the resigning Escrow Agent.  Upon the resignation of a resigning Escrow Agent becoming effective hereunder, such Escrow Agent shall be absolutely released and relieved from any and all liability arising thereafter under the Escrow Agreement.

8.             This Escrow Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of action), shall be governed by and construed in accordance with the laws of the State of Texas and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

9.             All notices, requests, demands and other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by recognized courier service such as FedEx, or by other messenger), sent via facsimile (with confirmation of receipt) or deposited in the United States mails, registered or certified mail, first class postage prepaid, return receipt requested, addressed as set forth below:

a.             If to the Company:

Transmeridian Exploration, Inc.

397 N. Sam Houston Pkwy E. Suite 300

Houston, Texas 77060

Attention:  Randy Keys, CFO

Fax: (281) 999-9094

b.             If to the Investor:

EurAsia Holding AG

19 Am Bahnhof

St. Augustin, Germany 53757

Attention:  Sean Roosen, COO

Fax: (514) 493-1456

c.             If to Escrow Agent:

Weycer, Kaplan, Pulaski & Zuber, P.C.

1400 Summit Tower

Eleven Greenway Plaza

Houston, Texas 77046

Attention:  Robert Beasley

Fax: (713) 961-9045

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the given notice.

10.           This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

11.           This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Escrow Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties intended to be reflected thereon as the signatories.

12.           The provisions of this Escrow Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

13.           This Escrow Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings.  This Escrow Agreement may not be modified, or amended other than by an agreement in writing signed by the Company, the Escrow Agent, and the Investor.

This Escrow Agreement has been executed by all parties as of the day and year aforesaid.

“THE COMPANY”
TRANSMERIDIAN EXPLORATION, INC.

BY:	/s/ Lorrie T. Oliver
Name: Lorrie T. Oliver
Title: Chairman and CEO

“INVESTOR”
EURASIA HOLDING AG

BY:	/s/ Sean Roosen
Name: Sean Roosen
Title: Chief Operating Officer

“ESCROW AGENT”
WEYCER, KAPLAN, PULASKI & ZUBER, P.C.

BY:	/s/ Robert C. Beasley
Name: Robert C. Beasley
Title: Partner